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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 and the Prospectus forming a part thereof of our report dated January 10, 1997, which appears on page 37 of the 1996 Annual Report to the Shareholders of H.B. Fuller Company, which is incorporated by reference in H.B. Fuller Company's Annual Report on Form 10-K for the year ended November 30, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 16 of such Annual Report on Form 10-K.



/s/ PRICE WATERHOUSE LLP
Minneapolis, Minnesota,
April 4, 1997